Exhibit 99.1

Sky Harbour Announces Two New Developments Aimed at Serving the New York and Connecticut Business Aviation Markets and Provides an Update on Construction Activities

West Harrison, New York — December 18th, 2023 — The Connecticut Airport Authority, Duchess County (NY), and Sky Harbour Group Corporation (NYSE: SKYH, SKYH WS) (“Sky Harbour”, “SHG”, or “the Company”) today announced the execution of two ground leases for the development of Sky Harbour Home Base campuses at Bradley International Airport (BDL) and at Hudson Valley Regional Airport (POU). Both new campuses will address the large and growing hangar deficit impacting the New York metro area, the #1 business aviation market in the world. Additionally, the Company is updating certain of its estimates and completion schedule pertaining to two active construction projects.

New Ground Leases

The new Sky Harbour campuses will be developed on approximately 8 acres at BDL and 7 acres at POU. Both will be a catalyst to create hundreds of local jobs and generate significant economic benefits to their local communities. These campuses will offer “the best home base in business aviation” to house some of the New York and Connecticut area’s top corporate and privately-owned business jets in private hangars, with line-services dedicated exclusively to based tenants, offering “the shortest time to wheels-up in business aviation.”

Connecticut Airport Authority Executive Director Kevin A. Dillon, A.A.E., said, “As we diversify our partner portfolio and bolster aviation activity at Bradley International Airport, we are pleased to have partnered with Sky Harbour Group to drive further growth at the airport. Their multi-million-dollar private investment will benefit our region for years to come, by creating jobs and making our airport even more attractive to the corporate and private aviation market.”

Dutchess County Executive William F.X. O’Neil said, “Sky Harbour brings unique and differentiated benefits to our county, the Hudson Valley Region, and New York State. We appreciate the spirit of partnership and professionalism that the Sky Harbour team has brought to this relationship. We value the company’s track record of delivering on its commitments and look forward to working together to enhance our Hudson Valley Regional Airport’s value to our community and to the business aviation community.”

Tal Keinan, Sky Harbour’s Chairman and Chief Executive Officer, commented, “Bradley International Airport and Hudson Valley Regional are among the best-managed airports in the United States, and serve the country’s top business aviation market. Sky Harbour is honored to be joining the BDL and POU community and is committed to maximizing the long-term benefits of a Sky Harbour campus to Connecticut, Dutchess County, and the New York metro area.”

The Bradley International Airport and Hudson Valley Regional Airport developments join Sky Harbour campuses now operating at Houston’s Sugar Land Regional Airport (SGR), Nashville International Airport (BNA), and Miami Opa-Locka Executive Airport (OPF); campuses under construction at Denver Centennial Airport (APA), Phoenix Deer Valley Airport (DVT), Dallas Addison Airport (ADS), and Chicago Executive Airport (PWK); and additional campuses soon to be announced.

Update on Construction Activities

Sky Harbour campuses are constructed in accordance with the Sky Harbour SH16C Prototype hangar design, which is subjected to constant refinement and improvement processes. In consultation with the company’s structural engineers and an independent peer review, Sky Harbour will be fortifying certain structural elements in the SH16C prototype in order to enhance stability, safety, and standardization to accommodate and exceed the nation’s highest wind, snow and seismic load requirements. As Sky Harbour’s Denver (APA) and Phoenix (DVT) campuses have already gone vertical, both will be retrofitted with additional Pre-Engineered Metal Building (PEMB) components in order to achieve the same structural effect. The cost of this retrofit is projected to be approximately $3.2 million at DVT and $2.0 million at APA. The additional work is expected to extend the completion date at DVT from March 2024 to June 2024, and at APA from June 2024 to August 2024. As vertical construction at Sky Harbour’s Dallas (ADS) campus has not yet begun, the company anticipates significantly lower budget impact at that campus, albeit a similar schedule delay. All subsequent campuses, including Chicago (PWK), Hudson Valley (POU), Bradley (BDL), Miami (OPF) phase 2, Phoenix (DVT) phase 2, and Denver (APA) phase 2, will be planned and constructed in accordance with the enhanced SH16C and (future) SH34 designs. Completed campuses, at Houston (SGR), Nashville (BNA) and Miami (OPF) employed an earlier and different prototype designs and do not need retrofitting.

In Q1 2024, the Company intends to contribute in cash the amount necessary to mitigate the increased costs associated with these modifications from unrestricted funds on hand at the corporate level into Sky Harbour Capital and the Obligated Group’s construction fund. As in the past, the Company will protect and support the funding sufficiency of the 2021 Sky Harbour Capital LLC Aviation Facilities Project as amended.

About Bradley International Airport

Bradley International Airport (BDL) is New England’s second-largest airport. Recognized nationally by leading travel publications for its ease of travel, Bradley International Airport is ready to welcome passengers with new nonstops and expanded services. The award-winning airport is operated by the Connecticut Airport Authority, and its operations are entirely self-funded. The airport contributes nearly $3.6 billion to the regional economy. For more info, visit www.bradleyairport.com.

About Connecticut Airport Authority

The CAA was established in 2011 to develop, improve, and operate Bradley International Airport and the state’s five general aviation airports (Danielson, Groton-New London, Hartford-Brainard, Waterbury-Oxford, and Windham). The CAA Board consists of 11 members with a broad spectrum of experience in aviation-related and other industries, as well as government. The goal of the CAA is to make Connecticut’s airports more attractive to new airlines, bring in new routes, and support Connecticut’s overall economic development and growth strategy. For more info, visit https://ctairports.org/about/caa-ten-year-anniversary/.

About Hudson Valley Regional Airport

Hudson Valley Regional Airport is a Part 139 Certified Airport with an FAA staffed and operated control tower and nearly 70,000 annual operations. The airport includes a two-megawatt solar array and an Aviation Science Center with a state-of-the-art hangar operated by Dutchess Community College under the State University of New York (SUNY). The site offers a pilot, aviation management, airframe and powerplant technician, and aviation maintenance technician program. The Aviation Science Center was the first pipelines-to-jobs project under the County’s economic development strategy to create career ready pathways for its youth and a skilled workforce for the aviation industry. https://www.dutchessny.gov/Departments/Airport/airport.htm

About Sky Harbour Group Corporation

Sky Harbour Group Corporation is an aviation infrastructure company developing the first nationwide network of Home-Basing campuses for business aircraft. The company develops, leases, and manages general aviation hangars across the United States. Sky Harbour’s Home-Basing offering aims to provide private and corporate customers with the best physical infrastructure in business aviation, coupled with dedicated service tailored to based aircraft, offering the shortest time to wheels-up in business aviation. To learn more, visit www.skyharbour.group.

Forward Looking Statements

Certain statements made in this release are "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995, including statements about the financial condition, results of operations, earnings outlook, benefits of the new ground leases, expectations regarding construction costs and timing and prospects of Sky Harbour Group (“SHG”) may include statements for the period following the consummation of the business combination. When used in this press release, the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements are based on the current expectations of the management of SHG as applicable and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those discussed and identified in the public filings made or to be made with the SEC by SHG, including the filings described above, regarding the following: expectations regarding SHG’s strategies and future financial performance, including its future business plans, expansion plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and SHG’s ability to invest in growth initiatives; SHG’s ability to scale and build the hangars currently under development or planned in a timely and cost-effective manner; the implementation, market acceptance and success of SHG’s business model and growth strategy; the success or profitability of SHG’s hangar facilities; SHG’s future capital requirements and sources and uses of cash; SHG’s ability to obtain funding for its operations and future growth; developments and projections relating to SHG’s competitors and industry; the ability to recognize the anticipated benefits of the business combination; geopolitical risk and changes in applicable laws or regulations; the possibility that SHG may be adversely affected by other economic, business, and/or competitive factors; operational risk. Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of SHG prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. SHG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Connecticut Airport Authority: media@ctairports.org

Hudson Valley Regional Airport: rhicks@dutchessny.gov

Sky Harbour Airport Relations: nszymczak@skyharbour.group

Sky Harbour Resident Relations: asigourney@skyharbour.group

Sky Harbour Investor Relations: investors@skyharbour.group Attn: Francisco Gonzalez